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Exhibit 10.17

TERMINATION OF PREEMPTIVE RIGHTS
AND REGISTRATION RIGHTS AGREEMENT

        This TERMINATION OF PREEMPTIVE RIGHTS AND REGISTRATION RIGHTS AGREEMENT (the "Termination Agreement") is entered into as of May 17, 2002, by and between CORGENTECH INC., a Delaware corporation (the "Company") and John McLaughlin (the "Executive").

        WHEREAS, the Company and the Executive are parties to that certain Employment Offer Letter including the term sheet attached thereto, dated November 29, 1999 (the "Offer Letter") attached hereto as EXHIBIT A;

        WHEREAS, pursuant to the terms of the Offer Letter, the Company granted to Executive: (i) certain preemptive rights to invest in all subsequent financings by the Company and on the same terms and conditions as other stockholders and new investors (the "Preemptive Rights"); (ii) the right to participate in registration rights (the "Registration Rights") and (iii) certain other rights described in the Offer Letter; and

        WHEREAS, in connection with the Company's pending sale of shares of its Series C Preferred Stock to certain investors, the parties desire to enter into this Agreement to terminate Executive's Preemptive Rights and Registration Rights.

        NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

AGREEMENT

1.
Executive's Preemptive Rights and Registration Rights are hereby terminated, discharged, null and void, and the terms, covenants and conditions contained in the Offer Letter pertaining to such rights shall have no further force or effect. Executive represents that, upon such termination of the Preemptive Rights and Registration Rights, he has no other preemptive, registration or similar rights with respect to any of the Company's capital stock.

2.
Executive hereby agrees to take such further actions and execute such additional documents that the Company deems necessary or appropriate to carry out the purposes of this Termination Agreement.

3.
This Termination Agreement contains the entire agreement of the parties with respect to the subject matter hereof, superceding any and all prior written or oral agreements.

4.
This Termination Agreement may not be waived, amended or modified without the prior mutual written consent of the parties.

5.
In the event that any provision hereof is found invalid or unenforceable, the remaining provisions shall remain valid and enforceable to the fullest extent permitted by law.

6.
This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without resort to the conflict of laws.

7.
This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

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        IN WITNESS WHEREOF, the undersigned have executed this TERMINATION OF PREEMPTIVE RIGHTS AND REGISTRATION RIGHTS AGREEMENT as of the date set first set forth above.

CORGENTECH INC.
/s/ RICHARD POWERS Richard Powers Vice President and Chief Financial Officer
EXECUTIVE:
/s/ JOHN MCLAUGHLIN John McLaughlin

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  Exhibit 10.17